First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                              Three Months Ended June 30,
                                              ---------------------------
                                                  2002         2001
                                                 -------      -------
 Net income ..................................  $ 32,484     $ 25,329
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period   100,585       97,069
   Other issuances of common stock ...........       764          696
   Purchases of treasury stock ...............      (132)          --
                                                 -------      -------
 Weighted average common and common share
   equivalents................................   101,217       97,765
                                                 =======      =======
 Net income  per common share.................  $    .32     $    .26
                                                 =======      =======

                                               Six Months Ended June 30,
                                               -------------------------
                                                   2002          2001
                                                 -------      -------
 Net income ..................................  $ 63,498     $ 49,729
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period   100,023       96,408
   Other issuances of common stock ...........       811          862
   Purchases of treasury stock ...............       (75)          --
                                                 -------      -------
 Weighted average common and common share
   equivalents................................   100,759       97,270
                                                 =======      =======
 Net income per common share..................  $    .63     $    .51
                                                 =======      =======

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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                              Three Months Ended June 30,
                                              ---------------------------
                                                  2002         2001
                                                 -------      -------

 Net income ..................................  $ 32,484     $ 25,329
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period   100,585       97,069
   Other issuances of common stock ...........       764          696
   Purchases of treasury stock ...............      (132)          --
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options      3,518        4,631
                                                 -------      -------
 Weighted average common and common share
   equivalents................................   104,735      102,396
                                                 =======      =======
 Net income  per common share.................  $    .31     $    .25
                                                 =======      =======

                                               Six Months Ended June 30,
                                               -------------------------
                                                  2002         2001
                                                 -------      -------

 Net income ..................................  $ 63,498     $ 49,729
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period   100,023       96,408
   Other issuances of common stock ...........       811          862
   Purchases of treasury stock ...............       (75)          --
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options      3,825        4,764
                                                 -------      -------
 Weighted average common and common share
   equivalents...............................    104,584      102,034
                                                 =======      =======
 Net income per common share.................   $    .61     $    .49
                                                 =======      =======